POWER OF ATTORNEY

We, the undersigned officers and directors of Equitable Holdings, Inc., hereby severally constitute and appoint [Mark Pearson], [Robin M. Raju], and [José Ramón González], or any of them individually, our true and lawful attorneys-in-fact with full power of substitution, to sign for us and in our names in the capacities indicated below the Registration Statement and any and all pre-effective and post-effective amendments to the Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ [Mark Pearson]	President and Chief Executive Officer and Director	June 5, 2025
Mark Pearson	(Principal Executive Officer)

/s/ [Robin M. Raju]	Chief Financial Officer	June 5, 2025
Robin M. Raju	(Principal Financial Officer)

/s/ [William Eckert]	Chief Accounting Officer	June 5, 2025
William Eckert	(Principal Accounting Officer)

/s/ [Francis Hondal]	Director	June 5, 2025
Francis Hondal

/s/ [Arlene Isaacs-Lowe]	Director	June 5, 2025
Arlene Isaacs-Lowe

/s/ [Daniel G. Kaye]	Director	June 5, 2025
Daniel G. Kaye

/s/ [Joan M. Lamm-Tennant]	Director and Chair of the Board	June 5, 2025
Joan M. Lamm-Tennant

/s/ [Craig MacKay]	Director	June 5, 2025
Craig MacKay

/s/ [Bertram L. Scott]	Director	June 5, 2025
Bertram L. Scott

/s/ [George H. Stansfield]	Director	June 5, 2025
George H. Stansfield

/s/ [Charles G. T. Stonehill]	Director	June 5, 2025
Charles G. T. Stonehill

/s/ [Douglas Dachille]	Director	June 5, 2025
Douglas Dachille